UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 7, 2011

GENERAL MOTORS COMPANY

(Exact Name of Registrant as Specified in its Charter)

001-34960	DELAWARE	27-0756180
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

SIGNATURE

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of General Motors Company (“GM”) was held on June 7, 2011. The final votes on the matters submitted to the stockholders were as follows:

Item No. 1—Nomination and Election of Directors

Nominee	For	Against	Abstain	Broker Non-Votes
Daniel F. Akerson	1,231,643,999	13,120,062	2,774,675	64,556,521
David Bonderman	1,240,954,734	3,860,610	2,723,392	64,556,521
Erroll B. Davis, Jr.	1,242,499,296	2,316,622	2,722,818	64,556,521
Stephen J. Girsky	1,242,592,853	2,229,088	2,716,795	64,556,521
E. Neville Isdell	1,242,703,353	2,111,715	2,723,668	64,556,521
Robert D. Krebs	1,242,743,906	2,073,554	2,721,276	64,556,521
Philip A. Laskawy	1,176,866,452	67,948,824	2,723,460	64,556,521
Kathryn V. Marinello	1,242,665,490	2,157,424	2,715,822	64,556,521
Patricia F. Russo	1,210.593.126	34,232,524	2,713,086	64,556,521
Carol M. Stephenson	1,241,116,169	3,704,636	2,717,931	64,556,521
Cynthia A. Telles	1,060,725,806	184,099,017	2,713,913	64,556,521

Item No. 2—Ratification of the Selection of Deloitte & Touche LLP as GM’s Independent Registered Public Accounting Firm for the Year 2011

For	Against	Abstain	Broker Non-Votes
1,290,918,586	14,473,621	6,703,050	0

Item No. 3—Advisory Vote to Approve Compensation Paid to GM’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
1,225,327,594	9,660,065	12,551,077	64,556,521

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY
(Registrant)

Date: June 13, 2011	By:	/s/ Nick S. Cyprus
Nick S. Cyprus
Vice President, Controller and Chief Accounting Officer